UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2022

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2022, iHeartMedia, Inc.’s (the “Company”) subsidiary, iHeart Management Services, Inc. (“iHeart Management”) entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with Jordan R. Fasbender (the Company’s Executive Vice President, General Counsel and Secretary). The A&R Employment Agreement extends Ms. Fasbender’s employment term until March 31, 2025. On April 1, 2025, and each anniversary thereof, the A&R Employment Agreement will automatically renew for successive one (1) year periods unless either iHeart Management or Ms. Fasbender elects not to extend such agreement.
The A&R Employment Agreement amends and restates the employment agreement that Ms. Fasbender previously entered into with iHeart Management. The material changes under the A&R Employment Agreements are as follows:
•Ms. Fasbender’s annual base salary is $700,000 (effective April 1, 2022), and will increase to $725,000 on April 1, 2023, and to $750,000 on April 1, 2024.
•If Ms. Fasbender’s employment is terminated without Cause or if she resigns for Good Reason or is issued a written notice of non-renewal by iHeart Management at the end of her Employment Period, other than in connection with a Change in Control (each term as defined in the A&R Employment Agreement), then iHeart Management will pay to Ms. Fasbender an amount equal to the sum of: (1) 1.5 times the sum of her annual base salary and target annual bonus for the year of termination, (2) the assumed COBRA premiums she would pay for 18 months if she elected COBRA coverage (whether or not she elects such coverage) (the “COBRA Amount”), and (3) a pro-rata portion of her target annual bonus for the year in which termination occurs (the “Pro-Rata Bonus”). In addition, the Company will provide Ms. Fasbender with up to eighteen (18) months of accelerated time-vesting for Company equity awards granted on or after May 2022.
•If Ms. Fasbender experiences any such type of termination in connection with a Change in Control, then she will be entitled to the same amounts as described above, except the cash payment will be based on (1) two times (rather than 1.5 times) the sum of her annual base salary and target annual bonus and (2) 1 1/3 times the COBRA Amount.
•If Ms. Fasbender’s employment is terminated due to her death or disability, she will receive the Pro-Rata Bonus and accelerated vesting with respect to any Company equity awards that would have vested between the termination date and the following April 1 (if more favorable than the treatment contained in an individual award agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: July 19, 2022	By:	/s/ Scott D. Hamilton
	Name:	Scott D. Hamilton
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary